September 28, 2010

Brian Smith
Chief Financial Officer
Command Center, Inc.
3773 W Fifth Avenue
Post Falls, ID 83854

Mr. Smith:

We hereby resign as the independent registered auditor for Command Center, Inc. This letter is to confirm that the client-auditor relationship between Command Center, Inc.
(Commission File Number 000-53088) and DeCoria, Maichel & Teague P.S. has ceased.

Sincerely,

DeCoria, Maichel & Teague P.S.
CC: Office of the Chief Accountant
SECPS Letter File
U.S. Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549
VIA FACSIMILE: 202-772-9252